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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549



                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) - May 8, 2001


                             PLAINS RESOURCES INC.
               (Name of Registrant as specified in its charter)



             DELAWARE                      0-9808                 13-2898764
   (State or other jurisdiction    (Commission File Number)    (I.R.S.Employer
of incorporation or organization)                            Identification No.)



                          500 DALLAS STREET, SUITE 700
                              HOUSTON, TEXAS 77002
                                 (713) 654-1414
              (Address, including zip code, and telephone number,
       including area code, of Registrant=s principal executive offices)



                                      N/A
         (Former name or former address, if changed since last report.)
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ITEM 5.  OTHER EVENTS

     On May 9, 2001, Plains Resources issued a press release announcing that it had reached a definitive agreement to sell a portion of its interest in Plains All American Pipeline, L.P. to an investor group for approximately $149.3 million.
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        PLAINS RESOURCES INC.

Date:  May 9, 2001                      By: /s/ Cynthia A. Feeback
                                           ------------------------------------
                                           Name:  Cynthia A. Feeback
                                           Title: Vice President--Accounting
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                               INDEX TO EXHIBITS

99.1  Press Release issued by the Registrant, dated May 9, 2001.

99.2 Unit Transfer and Contribution Agreement among Kafu Holdings, LLC, PAAI LLC, Plains Resources Inc. and Plains All American Inc., dated as of May 8, 2001.

99.3 Unit Transfer and Contribution Agreement among Sable Investments, L.P., Sable Holdings, L.P., PAAI LLC, Plains Resources Inc., Plains All American Inc. and James C. Flores, dated as of May 8, 2001.

99.4 Unit Transfer and Contribution Agreement among E-Holdings III, L.P., PAAI LLC, Plains Resources Inc. and Plains All American Inc., dated as May 8, 2001.